EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. No. 333-144807, No. 333-144808, No. 333-144809, and No. 333-144810 on Form S-8 of our reports dated March 12, 2008, relating to the financial statements and the effectiveness of internal controls over financial reporting, appearing in this Annual Report on Form 10-K of Bank of Marin Bancorp for the year ended December 31, 2007.

/s/ Moss Adams LLP
Stockton, California
March 12, 2008